UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2023

URBAN ONE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-25969	52-1166660
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

1010 Wayne Avenue

14th Floor

Silver Spring, Maryland 20910

(301) 429-3200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of Exchange on which Registered
Class A Common Stock, $.001 Par Value	UONE	NASDAQ Capital Market
Class D Common Stock, $.001 Par Value	UONEK	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 under the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement

On July 31, 2023, Urban One, Inc. (the “Company”) entered into a third waiver and amendment (the “Third Waiver and Amendment”) to the Current ABL Facility, dated as of February 19, 2021 (as amended by the Waiver and Amendment, the “Amended Current ABL Facility”), with the Company, the Company’s subsidiaries and guarantors, Bank of America, N.A., as administrative agent (the “Administrative Agent”) and the lenders party thereto. The Third Waiver and Amendment waived certain events of default under the Current ABL Facility related to the Company’s failure to timely deliver both the Quarterly Financial Deliverables for the Quarter ended March 31, 2023 (“Q1 2023 Form 10-Q”) and the Quarterly Financial Deliverables for the Quarter ended June 30, 2023 as required under the Amended Current ABL Facility (“Q2 2023 Form 10-Q”, and together with the “Q1 2023 Form 10-Q”,  the “H1 2023 Quarterly Reports”).  The Third Waiver and Amendment sets a due date of September 30, 2023 for delivery of the H1 2023 Quarterly Reports.

Item 8.01Other Events

As previously reported on a Current Report on Form 8-K filed July 12, 2023, subsequent to the filing of the 2022 Annual Report on Form 10-K, the Company notified BDO USA, P.A. (“BDO”) that it would be dismissed as the Company’s independent registered public accounting firm. The Audit Committee of the Company’s Board of Directors (the “Audit Committee”) approved the dismissal of BDO on July 11, 2023 and BDO’s dismissal as the Company’s independent registered public accounting firm was effective on July 12, 2023. The Audit Committee has appointed Ernst & Young LLP (“E&Y”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 effective as of July 12, 2023.

Given the change of the Company’s independent registered public accounting firm and the work required for E&Y to re-familiarize itself with the Company, the Company anticipates filing both its H1 2023 Quarterly Reports on or about September 30, 2023. Given this delay, the Company anticipates that it will receive another letter from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it will not be in compliance with requirements of Nasdaq Listing Rule 5250(c)(1) (the “Rule”) as a result of not having timely filed (i) its Q1 2023 Form 10-Q and (ii) its Q2 2023 Form 10-Q, with the Securities and Exchange Commission (“SEC”).  The Company anticipates that Nasdaq will permit the Company to file the H1 2023 Quarterly Reports by September 27, 2023 in accordance with the terms of its current compliance plan with Nasdaq.

ITEM  9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
4.1

Third Amendment and Waiver, dated as of July 31, 2023, among Urban One, Inc., the other borrowers party thereto, the lenders party thereto from time to time and Bank of America, N.A., as administrative agent

Forward Looking Statements

The Company cautions you certain of the statements in this Form 8-K or in its press release may represent “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as “expect,” “believe,” “anticipate,” “intend,” “plan,” “project,” “will” or “estimate,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: the extent of the impact of the COVID-19 global pandemic or any other epidemic, disease outbreak, or public health emergency, including the duration, spread, severity, and any recurrence of the COVID-19 pandemic, the duration and scope of related government orders and restrictions, the impact on our employees, economic, public health, and political conditions that impact consumer confidence and spending, including the impact of COVID-19 and other health epidemics or pandemics on the global economy; the rapidly evolving nature of the COVID-19 pandemic and related containment measures, including changes in unemployment rate; the impact of political protests and curfews imposed by state and local governments; the cost and availability of capital or credit facility borrowings; the ability to obtain equity financing; general market conditions; the adequacy of cash flows or available debt resources to fund operations; and other risk factors described from time to time in the Company’s Forms 10-K, Forms 10-K/A, Forms 10-Q, Forms 10-Q/A and Form 8-K reports (including all amendments to those reports).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URBAN ONE, INC.

/s/ Peter D. Thompson
August 3, 2023	Peter D. Thompson
Chief Financial Officer and Principal Accounting Officer